Exhibit 99.10

NEWS RELEASE

(REVISED)

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES FIRST QUARTER 2003 RESULTS

Alliance Capital Management Holding L.P. Announces GAAP Net Income of $0.37 per Unit
and Declares a $0.37 per Unit Cash Distribution

Providing Guidance for Net Income per Unit

New York, NY, April 29, 2003 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), the publicly traded partnership, and Alliance Capital Management L.P. (“Alliance Capital”), the Operating Partnership, today reported results for the quarter ended March 31, 2003.

Historically, in addition to GAAP net income, Alliance Capital and Alliance Holding have reported Net Operating Earnings (net income excluding amortization of goodwill and intangible assets).  Since the difference between these measurements has narrowed (to approximately $0.08 per Unit annually), management has elected to report GAAP net income exclusively.

Alliance Holding (The Publicly Traded Partnership):

•                  Distribution per Alliance Holding Unit will be $0.37 compared to $0.59 per Unit in the year ago quarter.  The distribution is payable on May 22, 2003 to record holders of Alliance Holding Units at the close of business on May 9, 2003.

•                  Diluted net income per Unit was $0.37, a decline of 36.2% from $0.58 per Unit. (Net Operating Earnings, which is the basis for current analyst consensus estimates, would have been $0.39 per Unit for the quarter.)

Alliance Capital (The Operating Partnership):

•                  Assets Under Management (AUM) at March 31, 2003 were $386 billion, down 14.6% from March 31, 2002, primarily as a result of market depreciation.

•                  Average AUM were $384 billion, a decrease of 14.2% as compared to $448 billion in the year ago quarter.

•                  Net asset inflows were $4.1 billion for the quarter.  However, net asset outflows totaled $5.3 billion on a trailing twelve-month basis.

•                  Revenues declined 16.4% to $602.6 million, the result of lower average AUM and a 19.4% drop in Institutional Research Services revenues.

•                  Operating expenses for the quarter were $482 million, a decrease of 10.5%.

•                  Net income was $109 million compared to $168 million in the year ago quarter.

•                  Pre-tax margin was 22.9% compared to 29.9% in the first quarter of 2002. (GAAP pre-tax margin was 19.1% compared to 24.5% in the first quarter of 2002. Pre-tax margin is presented as a non-GAAP financial measure. Please see table entitled “Analysis of Pre-tax Margin,” which includes a reconciliation to GAAP pre-tax margin not provided in the press release originally issued.)

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
(millions)

	Three Months Ended		% Change
	3/31/03	3/31/02

Revenues	$603	$721	(16.4)
Expenses:
Operating Expenses	483	539	(10.5)
Amortization of Intangible Assets	5	5	—
	488	544	(10.4)
Income Taxes	6	9	(31.6)

NET INCOME	$109	$168	(35.0)

Base Fee Earnings	$106	$164	(35.2)
Performance Fee Earnings	3	4	(27.1)
NET INCOME	$109	$168	(35.0)

GUIDANCE

“Year-over-year comparisons were difficult in the first quarter, but consistent with our recent guidance for calendar year 2003 (net operating earnings of $1.80-$1.90 per Unit; GAAP net income of $1.72-$1.82 per Unit).  Based on recent trends, it appears that earnings will be above the high end of the range,” said Bruce W. Calvert, Chairman and Chief Executive Officer.

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2003 RESULTS

Alliance Capital’s management will review first quarter 2003 financial and operating results on Tuesday, April 29, 2003, during a conference call at 3:00 p.m. (New York Time) that will be hosted by Chairman and Chief Executive Officer Bruce W. Calvert; President and Chief Operating Officer John D. Carifa; and Vice Chairman and Chief Investment Officer Lewis A. Sanders.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.                  To listen by telephone, please dial 888-428-4479 in the U.S. or 612-332-7517 outside the U.S., ten minutes before the 3:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in

2.                  To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on the morning of April 29, 2003 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 6:30 p.m. (New York Time) April 29, 2003. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 680945.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30.7% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 1.9% of the outstanding Alliance Holding Units and approximately 54.7% of the outstanding Alliance Capital Units, which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

- 6 Pages of Tables to Follow -

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(THE PUBLICLY TRADED PARTNERSHIP)

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	3/31/03	3/31/02

Equity in Earnings of Operating Partnership	$33,146	$50,216

Income Taxes	4,802	5,493

NET INCOME	$28,344	$44,723

Additional Equity in Earnings of Operating Partnership (1)	548	1,893
NET INCOME – Diluted (2)	$28,892	$46,616

DILUTED NET INCOME PER UNIT	$0.37	$0.58

Base Fee Earnings per Unit	0.36	$0.57
Performance Fee Earnings per Unit	0.01	0.01

DILUTED NET INCOME PER UNIT	$0.37	$0.58

DISTRIBUTIONS PER UNIT	$0.37	$0.59

(1)             To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)             For calculation of Diluted Net Income per Unit.

RECONCILIATION

NET OPERATING EARNINGS FROM NET INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	3/31/03	3/31/02
ALLIANCE CAPITAL

Net Income	$109,061	$167,888
Amortization of Intangible Assets	5,175	5,175

NET OPERATING EARNINGS	$114,236	$173,063

ALLIANCE HOLDING

Diluted Net Income Per Unit	$0.37	$0.58
Amortization of Intangible Assets Per Unit	0.02	0.02

NET OPERATING EARNINGS PER UNIT	$0.39	$0.60

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	3/31/03	3/31/02
Revenues:
Investment Advisory & Services Fees	$412,281	$486,283
Distribution Revenues	100,024	129,179
Institutional Research Services	57,885	71,810
Shareholder Servicing Fees	23,857	24,624
Other Revenues, Net	8,567	8,627
	602,614	720,523

Expenses:
Employee Compensation & Benefits	218,169	237,282
Promotion & Servicing:
Distribution Plan Payments	89,077	105,320
Amortization of Deferred Sales Commissions	53,019	57,002
Other	36,540	51,204
General & Administrative	79,181	80,603
Interest	6,349	7,212
Amortization of Intangible Assets	5,175	5,175
	487,510	543,798

Income Before Income Taxes	115,104	176,725

Income Taxes	6,043	8,837

NET INCOME	$109,061	$167,888

Base Fee Earnings	106,207	163,975
Performance Fee Earnings	2,854	3,913

NET INCOME	$109,061	$167,888

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ANALYSIS OF PRE-TAX MARGIN (1)

($ thousands)

	Three Months Ended
	3/31/03	3/31/02

Total Revenues	$602,614	$720,523
Less: Distribution Revenues	(100,024)	(129,179)
Net Revenues	502,590	591,344

Total Expenses	487,510	543,798
Less: Distribution Revenues	(100,024)	(129,179)
Net Expenses	387,486	414,619

Pre-tax Income	$115,104	$176,725

Pre-tax Margin (GAAP) (2)	19.1%	24.5%
Adjustment (3)	3.8	5.4
Pre-tax Margin (Non-GAAP) (4)	22.9%	29.9%

(1)                          Pre-tax margin is presented as a non-GAAP financial measure and the table provides a reconciliation to GAAP (a percentage reconciliation was not provided in the press release as originally issued.)

(2)                          Pre-tax income as a percentage of total revenues.

(3)                          Amount of difference between GAAP and non-GAAP pre-tax margin resulting from reducing total revenues and total expenses by the amount of distribution revenues, which revenues represent a partial reimbursement of distribution expenses. Management believes this presentation provides a measure of financial performance that is more comparable to other asset management companies.

(4)                          Pre-tax income as a percentage of net revenues.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS

MARCH 31, 2003

(in thousands)

		Weighted Average Three Months
	Period End	Basic	Diluted
Alliance Capital	250,320	250,196	252,365

Alliance Holding	76,926	76,802	78,971

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED MARCH 31, 2003

($ millions)

	Retail	Institutional Investment Management	Private Client	Total

Beginning of Period	$135,896	$210,990	$39,693	$386,579

Sales/new accounts	6,289	6,401	1,667	14,357
Redemptions/terminations	(6,509)	(3,343)	(654)	(10,506)
Net cash management sales	(398)	—	—	(398)
Cash flow	(237)	1,266	(101)	928
Unreinvested dividends	(211)	—	(38)	(249)
Net asset inflows/(outflows)	(1,066)	4,324	874	4,132

Depreciation	(819)	(2,819)	(775)	(4,413)
Net change	(1,885)	1,505	99	(281)

End of Period	$134,011	$212,495	$39,792	$386,298

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED MARCH 31, 2003

($ millions)

	Retail	Institutional Investment Management	Private Client	Total

Beginning of Period	$169,455	$242,097	$40,644	$452,196

Sales/new accounts	24,870	20,529	6,811	52,210
Redemptions/terminations	(30,538)	(16,799)	(2,272)	(49,609)
Net cash management sales	(5,034)	—	—	(5,034)
Cash flow	(2,110)	811	(484)	(1,783)
Unreinvested dividends	(908)	—	(161)	(1,069)
Net asset inflows/(outflows)	(13,720)	4,541	3,894	(5,285)

Transfers	514	(514)	—	—

Depreciation	(22,238)	(33,629)	(4,746)	(60,613)
Net change	(35,444)	(29,602)	(852)	(65,898)

End of Period	$134,011	$212,495	$39,792	$386,298

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ millions)

	Three Months Ended
	3/31/03	3/31/02

Average Assets Under Management	$384,217	$447,969

Ending Assets Under Management	$386,298	$452,196

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT ORIENTATION

AT MARCH 31, 2003

($ millions)

	Retail	Institutional Investment Management	Private Client	Total
Equity
Growth
U.S. Growth	$29,290	$51,900	$3,949	$85,139
Global & International Growth	7,306	10,995	223	18,524
	36,596	62,895	4,172	103,663
Value
U.S. Value	19,203	34,444	19,108	72,755
Global & International Value	3,200	15,994	5,334	24,528
	22,403	50,438	24,442	97,283
Total Equity	58,999	113,333	28,614	200,946

Fixed Income
U.S.	56,336	60,228	11,042	127,606
Global & International	15,789	20,047	69	35,905
	72,125	80,275	11,111	163,511

Passive
U.S.	2,799	14,726	67	17,592
Global & International	88	4,161	—	4,249
	2,887	18,887	67	21,841
Total
U.S.	107,628	161,298	34,166	303,092
Global & International	26,383	51,197	5,626	83,206
	$134,011	$212,495	$39,792	$386,298

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY INVESTMENT VEHICLE

AT MARCH 31, 2003

($ millions)

	Retail	Institutional Investment Management	Private Client	Total
Separately Managed Accounts
Parent	$—	$41,483	$—	$41,483
Other (1)	6,267	167,717	27,622	201,606
	6,267	209,200	27,622	243,089

Mutual Funds
Parent (2)	21,325	9	—	21,334
Other	106,419	3,286	12,170	121,875
	127,744	3,295	12,170	143,209

Total	$134,011	$212,495	$39,792	$386,298

(1)             Retail separately managed accounts represent assets managed in managed account products.

(2)             Parent includes certain mutual funds sponsored by Alliance Capital’s parent and sub-advised by Alliance Capital.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

BY LOCATION (1)

AT MARCH 31, 2003

($ millions)

	Retail	Institutional Investment Management	Private Client	Total
U.S. Clients	$118,682	$162,870	$38,829	$320,381
International Clients (non-U.S.)	15,329	49,625	963	65,917
	$134,011	$212,495	$39,792	$386,298

(1)             Categorized by country domicile of client.